Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP
702.382.2101 main 100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

April 21, 2026

Datadog, Inc.

620 8th Avenue, 45th Floor

New York, New York 10018

To the addressee set forth above:

We have acted as local Nevada counsel to Datadog, Inc., a Nevada corporation (the “Company”), which is the resulting entity (as defined in Nevada Revised Statutes 92A.090) in the conversion of Datadog, Inc., a Delaware corporation (the “Delaware Corporation”), into a Nevada corporation (the “Conversion”), in connection with the filing by the Company of a Current Report on Form 8-K, incorporated by reference into the Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on (i) September 23, 2019 as File No. 333-233903, relating to the registration of 32,381,152 shares (the “2019 Incentive Plan Shares”) of the Company’s Class A Common Stock, par value $0.00001 per share (the “Class A Common Stock”), issuable under the Datadog, Inc. 2019 Equity Incentive Plan (the “2019 Incentive Plan”), 6,725,000 shares of Class A Common Stock (the “2019 Employee Plan Shares”) issuable under the Datadog, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), 37,469,190 shares of Class A Common Stock (the “Class A 2012 Incentive Plan Shares”) issuable under the Datadog, Inc. 2012 Equity Incentive Plan (the “2012 Incentive Plan” and, together with the 2019 Incentive Plan and the ESPP, the “Plans”) and 37,469,190 shares (together with the Class A 2012 Incentive Plan Shares, the “2012 Incentive Plan Shares”) of the Company’s Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock”), issuable under the 2012 Incentive Plan, (ii) March 13, 2020 as File No. 333-237176, relating to the registration of 15,369,754 shares of Class A Common Stock (the “2020 Incentive Plan Shares”) issuable under the 2019 Incentive Plan and 2,963,869 shares of Class A Common Stock (the “2020 Employee Plan Shares”) issuable under the ESPP, (iii) March 12, 2021 as File No. 333-254229, relating to the registration of 15,294,003 additional shares of Class A Common Stock (the “2021 Incentive Plan Shares”) issuable under the 2019 Incentive Plan and 3,058,800 additional shares of Class A Common Stock (the “2021 Employee Plan Shares”) issuable under the ESPP, (iv) March 3, 2023 as File No. 333-270280, relating to the registration of 31,627,763 additional shares of Class A Common Stock (together with the 2012 Incentive Plan Shares, the 2019 Incentive Plan Shares, the 2020 Incentive Plan Shares and the 2021 Incentive Plan Shares, the “Incentive Plan Shares”) issuable under the 2019 Incentive Plan and 6,325,552 additional shares of Class A Common Stock (together with the 2019 Employee Plan Shares, the 2020 Employee Plan Shares and the 2021 Employee Plan Shares, the “Employee Plan Shares”) issuable under the ESPP, and (v) March 14, 2025 as File No. 333-285819, relating to the registration of 33,659,926 additional shares of Class A Common Stock (together with the Incentive Plan Shares and the Employee Plan Shares, the “Shares”) issuable under the 2019 Incentive Plan. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

www.bhfs.com

Datadog, Inc.

April 21, 2026

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares as contemplated by the Plans and as described in the Registration Statements. For purposes of this opinion letter, and except to the extent set forth in the opinion expressed below, we have assumed that all such proceedings have been or will be timely completed in the manner contemplated by the Plans and as presently proposed in the Registration Statements.

For purposes of issuing this opinion letter, we have (a) made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statements, (ii) the Plans, (iii) the articles of incorporation and bylaws of the Company, each as amended to date, and (iv) such other agreements, instruments, corporate records (including resolutions of the board of directors and any committee thereof and of the stockholders of the Company) and other documents, or forms thereof, as we have deemed necessary or appropriate, and (b) obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each of the Plans is a valid, binding and enforceable obligation of the Company; (ii) each natural person executing a document has or will have sufficient legal capacity to do so; (iii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iv) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or will at all relevant times be, true and correct as to factual matters; (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; (vi) prior to the Conversion, the Delaware Corporation has taken all corporate action required under the laws of the State of Delaware to authorize and approve the Plans and the transactions contemplated thereby, including the issuance by the Company of the Shares; and (vii) after any issuance of Shares, the total number of issued and outstanding shares of Class A Common Stock or Class B Common Stock, as applicable, together with the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, then reserved for issuance or obligated to be issued by the Company pursuant to any agreement, plan (including the Plans) or arrangement, or otherwise, will not exceed the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, then authorized under the Company’s articles of incorporation.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to, and based exclusively on, the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Datadog, Inc.

April 21, 2026

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, if, when and to the extent issued in accordance with all applicable terms and conditions set forth in the relevant Plan and in exchange for the consideration required thereunder, and as described in the Registration Statements, such Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in any laws or facts after the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference into the Registration Statements. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference into the Registration Statements. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP